UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2017

MEDPACE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37856	32-0434904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5375 Medpace Way Cincinnati, Ohio		45227
(Address of Principal Executive Offices)		(Zip Code)

(513) 579-9911

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.01.	Changes in Control of Registrant

The information set forth under Item 8.01 below is incorporated by reference into this Item 5.01.

Item 8.01.	Other Events

Investment funds affiliated with Cinven Capital Management (V) General Partner Limited informed Medpace Holdings, Inc. (the “Company”) as follows:

“On June 16, 2017, Medpace Limited Partnership (the “Borrower”) entered into a Credit Agreement (the “Credit Agreement”) with Credit Suisse AG, Cayman Islands Branch, and Morgan Stanley Bank, N.A., as lenders (the “Lenders”), Credit Suisse AG, Cayman Islands Branch, as administrative agent, and Credit Suisse Securities (USA) LLC, as calculation agent. Pursuant to the Credit Agreement, the Borrower entered into a Pledge Agreement (the “Pledge Agreement”, and together with the Credit Agreement, the “Margin Loan Documents”) with Credit Suisse Securities (USA) LLC, as secured party (“CS Secured Party”) and Morgan Stanley Bank, N.A., as secured party (together with the CS Secured Party, the “Secured Parties”). Pursuant to the Pledge Agreement, the Borrower pledged all of its shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to the Secured Parties.

On June 21, 2017 (the “Funding Date”), the Borrower borrowed $150.0 million under the Credit Agreement. Pursuant to the Pledge Agreement, to secure any borrowings under the Credit Agreement, the Borrower pledged 22,999,997 shares (collectively, the “Pledged Shares”) of Common Stock as of the Funding Date. The Pledged Shares represented approximately 56.4% of the Company’s issued and outstanding Common Stock as of June 21, 2017. All of the Pledged Shares were contributed to the Borrower from Fifth Cinven Fund (No. 1) Limited Partnership, Fifth Cinven Fund (No. 2) Limited Partnership, Fifth Cinven Fund (No. 3) Limited Partnership, Fifth Cinven Fund (No. 4) Limited Partnership, Fifth Cinven Fund (No. 5) Limited Partnership, Fifth Cinven Fund (No. 6) Limited Partnership, Fifth Cinven Fund FCP-SIF and Fifth Cinven Fund Co-Investment Partnership, which collectively own all of the equity interest in the Borrower.

The Credit Agreement contains customary default provisions. In the event of a default under the Credit Agreement by the Borrower, the Secured Parties may foreclose upon any and all shares of Common Stock pledged to them and may seek recourse against the Borrower.”

The Company is not a party to the Margin Loan Documents and has no obligations thereunder, but has delivered a letter agreement to the Lenders in which it has, among other things, agreed, subject to applicable law and stock exchange rules, not to take any action intended to hinder or delay the exercise of any remedies by the Lenders under the Margin Loan Documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPACE HOLDINGS, INC.

By:	/s/ Stephen P. Ewald
Name:	Stephen P. Ewald
Title:	General Counsel and Corporate Secretary

Date: June 21, 2017